Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Erickson Air-Crane Incorporated of our report dated March 22, 2013 relating to the consolidated financial statements of Evergreen Helicopters, Inc. and Subsidiaries, which includes an emphasis paragraph regarding substantial doubt about the company’s ability to continue as a going concern, for the year ended December 31, 2012.

Crowe Horwath LLP

Indianapolis, Indiana

June 10, 2013